Exhibit 99.1

Yumanity Therapeutics Reports Second Quarter 2022 Financial Results and Recent Corporate Developments

BOSTON, August 4, 2022 -- Yumanity Therapeutics, Inc. (“Yumanity” or the “Company”) (Nasdaq: YMTX), a clinical-stage biopharmaceutical company focused on the discovery and development of innovative, disease-modifying therapies for neurodegenerative diseases, today announced financial results for the second quarter ended June 30, 2022, and provided an overview of the Company’s recent corporate developments.

Recent Corporate Developments

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In June 2022, the Company announced definitive agreements for two strategic transactions. The first definitive agreement is an asset purchase agreement for the sale of Yumanity’s lead clinical-stage product candidate, YTX-7739, as well as Yumanity’s unpartnered discovery-stage neuroscience product candidates and targets to Janssen Pharmaceutica NV (“Janssen”), part of the Janssen Pharmaceutical Companies of Johnson & Johnson, for $26 million in cash. Under the second definitive agreement, Kineta, Inc., (“Kineta”) will become a wholly-owned subsidiary of Yumanity in an all-stock transaction, resulting in a combined publicly traded company re-named Kineta, Inc., that will focus on immuno-oncology and continue Yumanity’s ongoing research collaboration with Merck & Co. in amyotrophic lateral sclerosis and frontotemporal lobar dementia. The two transactions are expected to close in the second half of 2022, subject to customary closing conditions, including approval of both transactions by the stockholders of Yumanity.

Second Quarter 2022 Financial Highlights

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Cash position: As of June 30, 2022, cash, cash equivalents and investments were $11.8 million, compared to $36.5 million as of December 31, 2021. The decrease was primarily due to a $12.8 million payment to extinguish the Company’s remaining debt during the first quarter of 2022, spending on the clinical development of YTX-7739 primarily in the first quarter of 2022, and costs related to being a public company. As of the issuance date of the condensed consolidated financial statements for the period ended June 30, 2022, the Company expects that, absent either strategic transaction, its cash, cash equivalents and marketable securities will be sufficient to fund its operating expenses early into the first quarter of 2023.

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Research and development (R&D) expense: Research and development expense was $1.1 million compared to $7.3 million for the second quarter of 2021. The decrease in R&D expense was primarily due to the elimination of a significant portion of the Company’s R&D personnel in connection with the restructuring announced in February 2022 as well as pausing of clinical development efforts for YTX-7739 while the FDA partial clinical hold is in effect.

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General and administrative expense: General and administrative expense was $5.6 million compared to $4.7 million for the second quarter of 2021. The increase was primarily attributable to higher legal fees and investment banking fees incurred in connection with the transactions contemplated by the merger agreement with Kineta and the asset purchase agreement with Janssen.

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Net loss: The Company reported a net loss of $4.8 million, or $0.45 per basic and diluted share, compared to a net loss of $10.5 million, or $1.03 per basic and diluted share for the second quarter of 2021. The decrease in net loss was due primarily to the decrease in R&D expense as described above. The Company expects to continue to generate operating losses for the foreseeable future, although at reduced expected levels as a result of restructuring actions taken in the six months ended June 30, 2022.

YUMANITY THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share/unit amounts)

Exhibit 99.1

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Collaboration revenue	$1,657	$2,114	$2,679	$5,646
Operating expenses:
Research and development	1,141	7,327	6,037	14,106
General and administrative	5,557	4,712	10,382	10,764
Total operating expenses	-	-	3,901	-
	6,698	12,039	20,320	24,870
Loss from operations	(5,041)	(9,925)	(17,641)	(19,224)
Other income (expense), net	196	(529)	(585)	88
Net loss	$(4,845)	$(10,454)	(18,226)	(19,136)

Net loss per share/unit, basic and diluted	$(0.45)	$(1.03)	$(1.69)	$(1.88)

Weighted average common shares/units outstanding, basic and diluted	10,847,734	10,195,608	10,800,473	10,194,474

SELECTED CONSOLIDATED BALANCE SHEET DATA (unaudited)
(in thousands)

	June 30,		December 31,
	2022		2021
Cash, cash equivalents and investments	$11,846		$36,501
Total current assets	14,528		42,708
Working capital	6,989		20,045
Total assets	15,469		62,932
Total debt	-		13,162
Total stockholders' equity	7,930	-	23,497

Exhibit 99.1

About Yumanity
Yumanity is a clinical-stage biopharmaceutical company dedicated to accelerating the revolution in the treatment of neurodegenerative diseases through its scientific foundation and drug discovery platform. Yumanity’s drug discovery platform enables the Company to rapidly screen for potential disease-modifying therapies by overcoming the toxicity of misfolded proteins associated with neurogenerative diseases. Yumanity’s pipeline consists of programs focused on Parkinson’s disease, Lewy body dementia, multi-system atrophy, amyotrophic lateral sclerosis (ALS or Lou Gehrig’s disease) and frontotemporal lobar dementia (FTLD). For more information, please visit www.yumanity.com.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material with respect to the proposed transactions between Yumanity and Kineta and between Yumanity and Janssen. In connection with the proposed transactions, Yumanity intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain a prospectus and a proxy statement. Yumanity will mail the proxy statement/prospectus to the Yumanity stockholders, and the securities may not be sold or exchanged until the registration statement becomes effective. Investors and securityholders of Yumanity and Kineta are urged to read these materials when they become available because they will contain important information about Yumanity, Kineta and the proposed transactions. This press release is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Yumanity may file with the SEC or send to securityholders in connection with the proposed transactions. Investors and securityholders may obtain free copies of the documents filed with the SEC, once available, on Yumanity’s website at www.yumanity.com, on the SEC’s website at www.sec.gov or by directing a request to Yumanity’s Investor Relations at (212) 213-0006 ext. 331.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Each of Yumanity, Kineta and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Yumanity in connection with the proposed transactions. Information about the executive officers and directors of Yumanity is set forth in Yumanity’s Definitive Proxy Statement on Schedule 14A relating to the 2022 Annual Meeting of Stockholders, filed with the SEC on April 25, 2022. Other information regarding the interests of such individuals, who may be deemed to be participants in the solicitation of proxies for the stockholders of Yumanity, will be set forth in the proxy statement/prospectus, which will be included in Yumanity’s registration statement on Form S-4 when it is filed with the SEC. You may obtain free copies of these documents as described above.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “aims,” “anticipates,” “believes,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words and phrases or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the proposed merger between Yumanity and Kineta and the proposed asset sale to Janssen, including whether and when the transactions will be consummated; Yumanity’s cash runway; statements about the structure, timing and completion of the proposed transactions; the listing of the combined company on Nasdaq after the closing of the proposed merger; expectations regarding the ownership structure of the combined company after the closing of the proposed merger; the expected executive officers and directors of the combined company; the expected cash position of each of Yumanity and Kineta and the combined company at the closing of the proposed merger; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; the executive and board structure of the combined company; the location of the combined company’s corporate headquarters; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical and preclinical results; Kineta having sufficient resources to advance its pipeline; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) the risk that the conditions to the closing of the proposed transactions are not satisfied, including the failure to timely obtain stockholder approval for the transactions, if at all; (ii) uncertainties as to the timing of the consummation of the proposed transactions and the ability of each of Yumanity, Kineta and Janssen to consummate the proposed merger or asset sale, as applicable; (iii) risks related to Yumanity’s ability to manage its operating expenses and its expenses associated with the proposed transactions pending closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or

Exhibit 99.1

quasi-governmental entity necessary to consummate the proposed transactions; (v) the risk that as a result of adjustments to the exchange ratio, Yumanity stockholders and Kineta shareholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of Yumanity’s common stock relative to the exchange ratio; (vii) unexpected costs, charges or expenses resulting from either or both of the proposed transactions; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transactions; (ix) the risk that the amount of the dividend distributed to Yumanity stockholders in connection with the asset sale, if any, may be lower than currently anticipated; (x) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (xi) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (xii) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and (xiii) risks associated with the possible failure to realize certain anticipated benefits of the proposed transactions, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in Yumanity’s most recent Annual or Quarterly Report filed with the SEC, and in other filings that Yumanity makes and will make with the SEC in connection with the proposed transactions. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Except as required by law, Yumanity expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investors:
Burns McClellan, Inc.
Lee Roth
(212) 213-0006 ext. 331

Media:
Burns McClellan, Inc.
Robert Flamm, Ph.D.

rflamm@burnsmc.com

Source: Yumanity Therapeutics, Inc.